As filed with the Securities Exchange Commission on March 28, 2025

Registration Statement No. 333-286095

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT NO. 333-286095

UNDER

THE SECURITIES ACT OF 1933

ProPhase Labs, Inc.

(Exact name of registrant as specified in its charter)

Delaware	23-2577138
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

ProPhase Labs, Inc.

711 Stewart Avenue, Suite 200

Garden City, New York 11530

(215) 345-0919

(Address of principal executive officers and zip code)

INDUCEMENT STOCK OPTION AWARD

(Full title of the plan)

Ted Karkus

Chief Executive Officer

ProPhase Labs, Inc.

711 Stewart Avenue, Suite 200

Garden City, New York 11530

(215) 345-0919

(Name, address and telephone number (including area code) of agent for service)

Copy to:

Herb Kozlov, Esq.

Michael S. Lee, Esq.

Reed Smith LLP

599 Lexington Avenue

New York, New York 10022

Tel: (212) 521-5400; Fax: (212) 521-5450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-286095) (the “Registration Statement”) of ProPhase Labs, Inc. (the “Company”) is being filed to reflect a correction to the original Registration Statement filed with the Securities and Exchange Commission on March 25, 2025.

The original Registration Statement inadvertently identified Stuart Hollenshead, the Company’s Chief Operating Officer, as the Principal Financial Officer signing the Registration Statement. This was an error. The correct Principal Financial Officer at the time of filing was Ted Karkus, who also serves as the Company’s Chairman and Chief Executive Officer (Principal Executive Officer).

This Post-Effective Amendment is being filed solely to correct the designation of the signatory for the Company’s Principal Financial Officer. No other changes have been made to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereto duly authorized, in Garden City, State of New York, on March 28, 2025.

PROPHASE LABS, INC.

By:	/s/ Ted Karkus
Ted Karkus
Chief Executive Officer, Principal Financial Officer and Chairman

Pursuant to Rule 478 under the Securities Act of 1933, no other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement.